UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 19, 2007
Oilsands Quest Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-27659	98-0461154

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205, 707— 7th Avenue S.W. Calgary, Alberta, Canada	T2P 3H6

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code  (403) 263-1623
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 19, 2007, Oilsands Quest Inc. (the “Company”) and Oilsands Quest Sask Inc., the Company’s wholly owned subsidiary (“OQI Sask”) established a committed secured line of credit with the Toronto-Dominion Bank (the “Credit Facility”) pursuant to a Credit Agreement. OQI Sask is the borrower under the Credit Facility and the Company provided a secured guarantee. The Credit Facility is a non-revolving facility providing for up to Cdn. $30 million by way of Prime Rate Loans at the prime rate and Bankers’ Acceptances at the applicable discount rate plus 50 basis points. Any amount drawn on the facility will be repayable at maturity on October 31, 2007. On March 21, 2007, OQI Sask borrowed Cdn. $25 million (US$21,592,500) under the Credit Facility to fund the purchase of land in the Athabasca region of north eastern Alberta.
Item 2.01 Completion of Acquisition of Assets.
The Company acquired four blocks of oil sands exploration permits in Alberta totaling 27,136 hectares (67,053 acres), as the result of successful bids at recent Alberta land sales. The permits are located directly west and contiguous to Oilsands Quest’s Axe Lake Discovery lands on its oil sands permits in Saskatchewan. The total consideration paid, which includes the permit rental costs for the first year, to the Alberta government for the permits purchased in the March 21, 2007 land sale was US$21,657,699 ($25,075,488 Cdn).
The following are the results of Alberta Land Sale announced on March 21, 2007 ($ Cdn):

Block	Description	Total Ha(1)	Price/Ha
P9039	North half of Township 92, Range 1, West of the 4th Meridian	4,608	$1,085.10

P9040	East half of Township 93 and 94, Range 1, West of the 4th Meridian	9,216	$1,193.00

P9041	West half of Township 93 and 94, excluding sections 32 and 33, Range 1, West of the 4th Meridian	8,704	$1,034.00
     (1) One (1) Hectare (Ha) equals approximately 2.471 acres.
With the purchase of the north half of Township 92, the Company now owns exploration permits for the whole township, as it had successfully bid on the south half of Township 92, Range 1, West of the 4th Meridian on August 9, 2006 (P0098 — 4,608 hectares).
The acquisition of the permits was funded by a line of credit from the Toronto-Dominion Bank pursuant to a Credit Agreement dated as of March 19, 2007 (see Item 1.01).
Item 7.01 Regulation FD Disclosure.
On March 22, 2007, the Company issued a press release announcing purchase of four parcels of land in the Athabasca region of north eastern Alberta. The press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1 Press Release dated March 22, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oilsands Quest Inc. (Registrant)
Date: March 22, 2007	/s/ Karim Hirji
	Name:	Karim Hirji
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 22, 2007.